 Exhibit 3.1

State of Delaware
Certificate of Incorporation
i- RealtyAuction.com, Inc.

FIRST:  The name of this Delaware corporation is:
i- RealtyAuction.com,  Inc.

SECOND:  The name and address of the Corporation's Registered Agent is:
Corporate Creations Enterprises, Inc.
2530 Channin Drive
Wilmington  DE 19810
New Castle County

THIRD:  The purpose of the Corporation is to conduct or promote any lawful business or purposes.

FOURTH:   The Corporation  shall have the authority to issue 100,000,000 shares of common stock, par value .001 per share.

FIFTH:  The directors shall be protected from personal liability to the fullest  extent permitted  by law.

SIXTH:  The name and address of the incorporator is:
Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139

SEVENTH:  This Certificate of Incorporation shall become effective on the date shown below.

Todd A. Hardy
CORPORATE CREATIONS INTERNATIONAL INC.
Todd A. Hardy Vice President

Date: November 22, 1999

Certificate of Amendment
of
Certificate of Incorporation

FIRST:   The Board of  Directors of i - RealtyAuction.com, Inc. adopted the following resolution setting forth a proposed amendment of this corporation's Certificate  of Incorporation:

RESOLVED, that the text of the Article numbered 1 of the Certificate of Incorporation of this Corporation shall be deleted and replaced with the following:

The name of this Delaware corporation is Genesis Realty Group Inc.

SECOND:   Pursuant to the resolution of the Board of Directors, the stockholders of this corporation voted in favor of the amendment at a special  meeting of stockholders at which the necessary number of shares required by statute voted in favor of the amendment.

THIRD:  The amendment set forth in this Certificate of Amendment was duly adopted in  accordance with the provisions of Section 242 of the Delaware General Corporation  Law.

IN  WITNESS  WHEREOF, this Certificate of Amendment has been signed by the undersigned authorized officer of this corporation on the date shown below.

i - RealtyAuction.com, Inc.

By:	/s/ Jamee Kalimi Secretary

Name:	Jamee Kalimi

Title:	Secretary

Date:	8/16/01

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of

Genesis Realty Group Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of  Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.   The resolution setting forth the proposed amendment is as follows:

RESOLVED,  that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First and Fourth                               ” so that, as amended, said Article shall be and read as follows:

First: The name of this Delaware corporation is: Genesis Group Holdings, Inc.
Fourth: The Corporation is authorized to have outstanding at any time to Five Hundred Million (500,000,000) shares of Common Stock with no preemptive rights, par value $0.0001  per share. In addition, the Corporation is authorized Fifty Million (50,000,000) shares of “blank check” preferred stock, par value of$0.0001 per share, the terms of which may be established by the Board of Directors of the Company without approval of the stockholders.

SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation  Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS  WHEREOF, said corporation has signed this 4th day of September, 2008.

By:	Jeffrey Glick
Authorized Officer
Title:	CEO & CFO

Name:	Jeffrey Glick
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